UNITED STATES
                           SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 20, 2004

                            Fidelity Bankshares, Inc.
             (Exact name of registrant as specified in its charter)


     Delaware                          000-29040                 65-0717085
----------------------             ------------------        ------------------
(State or other jurisdiction        (SEC File Number)         (I.R.S. Employer
   of incorporation)                                        Identification No.)

               205 Datura Street, West Palm Beach, Florida, 33401
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (561) 803-9900


                                 Not Applicable
    -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

                           CURRENT REPORT ON FORM 8-K


Item 7.  Financial Statements and Exhibits

(a)  No financial statements of businesses acquired are required.

(b)  No pro forma financial information is required.

(c) Attached as an exhibit is Fidelity Bankshares, Inc.'s (the "Company") news release announcing its December 31, 2003 earnings.

Item 12. Results of Operations and Financial Condition

     The Company announced its December 31, 2003 financial results by release. The press release is included as an exhibit.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            Fidelity Bankshares, Inc.


DATE:  January 21, 2004               By:  /s/ Vince A. Elhilow
                                           -----------------------------------
                                               Vince A. Elhilow
                                               Chairman of the Board
                                               and Chief Executive Officer

                                  EXHIBIT INDEX

99.1 News release dated January 20, 2004 announcing December 31, 2003 earnings.

                                                                   EXHIBIT 99.1



PRESS RELEASE
FOR IMMEDIATE RELEASE


 Fidelity Bankshares 2003 Net Income $17.9 Million, EPS $1.22. Q4 Net Income
   $3.5 Million, EPS $.23 Assets Reach $3.05 Billion. Deposits $2.46 Billion.

--------------------------------------------------------------------------------

West Palm Beach, FL, January 20, 2004 - Fidelity Bankshares, Inc. (NASDAQ: FFFL) the holding company for Fidelity Federal Bank & Trust, announced today the company's net income for the year ended December 31, 2003 was $17.9 million or $1.24 basic and $1.22 diluted earnings per share of common stock. By comparison, net income for the year ended December 31, 2002 was $16.8 million or $1.12 basic and $1.11 diluted earnings per share of common stock.

For the  fourth  fiscal  quarter  ended  December  31,  2003 net income was $3.5 million or $.24 basic and $.23 diluted earnings per share, compared to $4.5 million or $.31 basic and diluted earnings per share of common stock in the comparable quarter last year. At year-end, assets totaled $3.05 billion while deposits were $2.46 billion.

During the fourth quarter, the company sold $85 million of securities bearing a weighted average interest rate of 2.26%, incurring a loss of approximately $2.4 million. The proceeds from those sales were reinvested in an equivalent amount of securities bearing a weighted average interest rate of 3.37%. During the quarter the company also closed a branch in Palm Beach County and consolidated the deposits at a nearby branch. As a result, the company incurred approximately $310,000 in lease termination costs and a write off of leasehold improvements. In the aggregate, these transactions effectively reduced earnings per share for the quarter and the year by $.11 per share.

The company's net interest margin, or net yield on earning assets, at December 31, 2003 was 3.30%, an improvement from 2.96% at September 30, 2003. The fourth quarter improvement was attributable to a decline in prepayments on mortgage-backed securities, the December sale of certain low interest yielding investments and the reinvestment of those proceeds into higher yield investments.

In December, the company issued $22 million in trust preferred securities in a pooled transaction, of which $20 million of the proceeds were invested in Fidelity Federal Bank & Trust, while the remainder was retained by the company for general corporate purposes.

Chairman and CEO Vince Elhilow said, "We reported nearly $18 million in net income in 2003 and continued to increase our deposits and customer base, further strengthening our position as one of the largest Florida-based financial institutions. Our net deposit growth for the year was $561.8 million although certificates of deposit declined by $81.9 million. Core deposits, consisting of checking, savings and money market accounts, now comprise 72.1% of our total deposits with certificates of deposit accounting for the remaining 27.9%. Our vibrant deposit growth underscores both the strength of our growing network of branches as well as the highly professional efforts of our employees in serving the financial needs of the growing communities we serve. The investment of $20 million into the bank in the fourth quarter enables us to continue our franchise expansion in what is certainly one of the most dynamic banking markets in the country."

The company's cost of deposits at December 31, 2003 was 1.49%. This compares with 1.93% at December 31, 2002 and 2.50% at December 31, 2001.

During 2003, the company's net loans grew by $261.8 million or 13.5%, despite unprecedented levels of loan prepayments. At December 31, 2003, 57.5% of the company's loan portfolio was residential mortgages compared to 65.5% at December 31, 2002. The balance of the company's loan portfolio consists of commercial mortgages, consumer and commercial business loans.

In December, the Board of Directors approved payment of a quarterly dividend to stockholders of $.10 per share of the company's common stock. The dividend, payable to stockholders of record as of December 31, 2003, was distributed on January 14, 2004.

Fidelity Bankshares, Inc., through its subsidiary Fidelity Federal Bank & Trust, has assets of $3.05 billion and deposits of $2.46 billion. The bank operates in Florida through 41 branches and four loan deposit offices in Palm Beach, Martin, Broward, Indian River and St. Lucie counties.

An investment profile on Fidelity Bankshares may be found on the website www.hawkassociates.com/fffl/profile.htm.

For more information contact Chairman and CEO Vince A. Elhilow or Chief Financial Officer Richard D. Aldred at (561) 803-9900 or Frank Hawkins or Julie Marshall, Hawk Associates, Inc. at (305) 852-2383. Email: info@hawkassociates.com. Information about Fidelity Bankshares, Inc. can be found on the website www.fidelityfederal.com. Copies of Fidelity Bankshares press releases, SEC filings, current price quotes, stock charts and other valuable information for investors may be found on the website: http://www.hawkassociates.com.


Fidelity Bankshares, Inc.
Financial  Highlights
(Unaudited)
                                                          Three Months      Three Months           Year              Year
                                                              Ended             Ended              Ended             Ended
                                                          December 31,      December 31,       December 31,      December 31,
                                                              2003              2002               2003              2002
FOR THE PERIOD (In Thousands)
--------------------------------------------------------------------------------------------------------------------------------
Interest income                                                  $37,089           $34,935           $143,683          $137,867
Interest expense                                                  14,098            14,492             57,164            61,768
Net interest income                                               22,991            20,443             86,519            76,099
Chargeoffs                                                             5               269                322               575
Recoveries                                                             1                17                  2                60
Gain on sale of loans                                                429                 7              4,159                74
Net income                                                         3,487             4,495             17,921            16,798

PER COMMON SHARE
--------------------------------------------------------------------------------------------------------------------------------
Net income:
                    Basic EPS                                      $0.24             $0.31              $1.24             $1.12
                    Diluted EPS                                     0.23              0.31               1.22              1.11
Dividends declared                                                  0.10              0.10               0.40              0.40
Book value                                                         12.29             10.74              12.29             11.38
Stock price:
                    High                                           32.50             19.35              32.50             22.47
                    Low                                            26.32             17.20              17.24             15.60
                    Close                                          31.40             17.90              31.40             17.90

AVERAGE FOR THE PERIOD (In Thousands)
--------------------------------------------------------------------------------------------------------------------------------
Assets                                                        $2,980,415        $2,432,858         $2,798,378        $2,349,597
Loans receivable, net                                          2,129,779         1,883,945          2,037,993         1,747,646
Mortgage-backed securities                                       481,885           158,505            399,898           193,510
Investments                                                      173,099           217,336            174,896           245,997
Deposits                                                       2,410,633         1,852,372          2,235,207         1,752,321
Borrowed funds                                                   335,177           358,215            335,832           372,000
Stockholders' equity                                             181,333           171,807            176,477           176,955

SELECTED RATIOS
--------------------------------------------------------------------------------------------------------------------------------
Return on average assets                                           0.47%             0.74%              0.64%             0.71%
Return on average equity                                           7.69%            10.47%             10.15%             9.49%
Interest rate spread on average assets for the period              3.27%             3.56%              3.28%             3.40%
Net yield on average interest earning assets for the period        3.30%             3.62%              3.31%             3.48%
Net yield on interest earning assets at end of period              3.30%             3.63%              3.30%             3.63%
Interest rate spread at end of period                              3.29%             3.60%              3.29%             3.60%
Ratio of interest earning assets to interest bearing
                    liabilities at end of period                 100.54%           101.15%            100.54%           101.01%
Ratio of non performing assets to total assets                     0.32%             0.27%              0.32%             0.27%
Ratio of valuation allowances to non performing assets           114.12%           126.21%            114.12%           126.21%
Ratio of valuation allowances to loans receivable, net             0.51%             0.43%              0.51%             0.43%
Stockholders' equity as a percentage of assets                     6.06%             6.93%              6.06%             6.93%

PERIOD END (In Thousands)
--------------------------------------------------------------------------------------------------------------------------------
Total assets                                                  $3,046,524        $2,439,397         $3,046,524        $2,439,397
Interest earning cash and investment securities                  169,850           166,286            169,850           166,286
Mortgage-backed and corporate debt securities                    471,228           145,139            471,228           145,139
Loans receivable, net                                          2,191,696         1,936,370          2,191,696         1,936,370
Real estate owned and held for investment                              -                 -                  -                 -
Loan loss reserve                                                 11,119             8,318             11,119             8,318
All other assets                                                 213,750           191,602            213,750           191,602
Borrowed funds                                                   357,400           326,537            357,400           326,537
Common shares outstanding, net of treasury shares             15,024,648        14,860,327         15,024,648        14,860,327
Stockholders' equity                                             184,715           169,087            184,715           169,087


Certain amounts in prior year have been reclassified to conform with the December 31, 2003 presentation.


Fidelity Bankshares Inc.
Selected Unaudited Operating Data

                                                               Three Months Ended                     Twelve Months Ended
                                                                   December 31,                             December 31,
                                                           2003                 2002               2003                  2002
                                                      ------------------------------------    --------------------------------------
                                                                (In Thousands)                           (In Thousands)

Selected Operating Data:
     Interest income                                         $37,089              $34,935            $143,683              $137,867
     Interest expense                                         14,098               14,492              57,164                61,768
                                                      ---------------      ---------------    ----------------      ----------------

     Net interest income before
          provision for loan losses                           22,991               20,443              86,519                76,099
     Provision for loan losses                                 1,081                  710               3,122                 1,986
                                                      ---------------      ---------------    ----------------      ----------------
     Net interest income after
          provision for loan losses                           21,910               19,733              83,397                74,113
                                                      ---------------      ---------------    ----------------      ----------------

     Other income
          Fees on deposit accounts                             3,021                2,056              10,082                 7,285
          Fees for other banking services                      2,375                2,312               9,788                 8,487
          Gain on sale of loans                                  429                    7               4,159                    74
          Gain (loss) on sale of investments                  (2,364)                   -              (2,364)                   64
          All other income                                       155                  304                 851                 1,081
                                                      ---------------      ---------------    ----------------      ----------------
                                                      ---------------      ---------------    ----------------      ----------------
                Total other income                             3,616                4,679              22,516                16,991
                                                      ---------------      ---------------    ----------------      ----------------
     Operating expense
          Compensation and benefits                           11,167                9,690              44,802                37,173
          Occupancy and equipment                              3,943                3,149              14,477                11,649
          All other operating expense                          4,713                4,241              17,234                14,747
                                                      ---------------      ---------------    ----------------      ----------------
                Total operating expense                       19,823               17,080              76,513                63,569
                                                      ---------------      ---------------    ----------------      ----------------

     Income before taxes                                       5,703                7,332              29,400                27,535
     Provision for income taxes                               2,216                2,837              11,479                10,737

     Net income                                               $3,487               $4,495             $17,921               $16,798
                                                      ===============      ===============    ================      ================

     Earnings per share:
          Basic                                                $ .24                $ .31              $ 1.24                $ 1.12
                                                      ===============      ===============    ================      ================
                                                      ===============      ===============    ================      ================
          Diluted                                              $ .23                $ .31              $ 1.22                $ 1.11
                                                      ===============      ===============    ================      ================

Certain amounts in prior year have been reclassified to conform with the December 31, 2003 presentation.


Fidelity Bankshares Inc.
Selected Unaudited Financial Data
                                                                        December 31,                       December 31,
                                                                            2003                               2002
                                                                     -------------------------------------------------------
                                                                                         (In Thousands)

Assets
Cash and interest earning deposits                                             $ 109,887                          $ 129,666
Assets available for sale                                                        593,959                            235,018
Loans:
     Residential mortgage                                                      1,509,249                          1,456,483
     Commercial mortgage                                                         753,890                            459,426
     Consumer                                                                    185,450                            141,343
     Commercial business                                                         131,292                            146,205
                                                                     --------------------              ---------------------
           Gross loans                                                         2,579,881                          2,203,457
     Less:
           Loans in process                                                      374,974                            260,381
           Deferred costs (income)                                                 2,092                             (1,612)
           Allowance for loan losses                                              11,119                              8,318
                                                                     --------------------              ---------------------
                 Loans, Net                                                    2,191,696                          1,936,370
                                                                     --------------------              ---------------------
                                                                     --------------------              ---------------------
Office properties and equipment                                                   70,663                             67,784
FHLB stock                                                                        13,322                             12,919
REO                                                                                    -                                  -
All other assets                                                                  66,997                             57,640
                                                                     --------------------              ---------------------

Total assets                                                                 $ 3,046,524                        $ 2,439,397
                                                                     ====================              =====================

Liabilities and Equity
Liabilities:
Deposits:
     Checking, savings and money
           market accounts                                                   $ 1,774,222                        $ 1,130,586
     Certificates of deposit                                                     685,879                            767,755
                                                                     --------------------              ---------------------
           Total deposits                                                      2,460,101                          1,898,341
     Repurchase agreements                                                        42,089                             44,416
     Borrowings from FHLB                                                        264,561                            253,371
     Subordinated debentures                                                      28,750                             28,750
     Subordinated debentures II                                                   22,000                                  -
     All other liabilities                                                        44,308                             45,432
                                                                     --------------------              ---------------------
                                                                     --------------------              ---------------------
           Total liabilities                                                   2,861,809                          2,270,310
                                                                     --------------------              ---------------------
                                                                     --------------------              ---------------------
     Stockholders' equity                                                        184,715                            169,087
                                                                     --------------------              ---------------------

     Total liabilities and equity                                            $ 3,046,524                        $ 2,439,397
                                                                     ====================              =====================


Certain amounts in prior year have been reclassified to conform with the December 31, 2003 presentation.